UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

Ares Management, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36429 (Commission File Number)	80-0962035 (IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on July 23, 2015, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), and Ares Investments L.P., a Delaware limited partnership (“Ares Investments” and, together with Ares Holdings, the “Buyers”), subsidiaries  of Ares Management, L.P. (the “Registrant”),  entered into a Business Combination and Merger Agreement (the “Merger Agreement”)  with Kayne Anderson Capital Advisors, L.P., a California limited partnership (together with its subsidiaries,  “KACALP”), KA Fund Advisors, LLC, a Delaware limited liability company (“KAFA” and, together with KACALP, “Kayne Anderson” or the “KA Parties”), Kayne Anderson Investment Management Inc., a Nevada corporation, each other signatory to the Merger Agreement and David Shladovsky, as representative  of the KA Owners (as defined in the Merger Agreement) (such transactions contemplated  by the Merger Agreement, the “Transactions”).

On August 13, 2015, Ares Finance Co. II LLC, an indirect subsidiary of the Registrant, priced an offering of $325,000,000 aggregate principal amount of its 5.250% Senior Notes due 2025 (the “notes”) (such offering, the “Notes Offering”). The notes will be fully and unconditionally guaranteed on a joint and several basis by Ares Holdings, Ares Domestic Holdings L.P., a Delaware limited partnership, Ares Offshore Holdings L.P., a Cayman Islands exempted limited partnership, Ares Investments, Ares Real Estate Holdings L.P., a Delaware limited partnership, Ares Management LLC, a Delaware limited liability company, Ares Investments Holdings LLC, a Delaware limited liability company, and Ares Finance Co. LLC, a Delaware limited liability company.    The Registrant intends to use the net proceeds from the Notes Offering to, directly or indirectly, partially fund the Transactions. This may include temporary repayments of borrowings under the Registrant’s credit facility or other indebtedness incurred as part of the overall series of transactions relating to the Transactions.  Pending such use, Ares will hold such proceeds in cash or cash equivalents.  If the Transactions do not close on or before June 30, 2016 or if the Merger Agreement is terminated prior to such date, Ares Finance Co. II LLC will be required to redeem all of the notes at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: August 13, 2015

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 13, 2015